Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - February 2009

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013
Yield	14.03%	14.02%
Less: Coupon	0.71%	0.80%
Servicing Fee	1.50%	1.50%
Net Credit Losses	6.43%	6.43%
Excess Spread:
February-09	5.39%	5.29%
January-09	5.10%	5.00%
December-08	6.53%	6.43%
Three Month Average Excess Spread	5.67%	5.57%

Delinquency:
30 to 59 Days	1.24%	1.24%
60 to 89 Days	1.07%	1.07%
90+ Days	2.33%	2.33%
Total	4.64%	4.64%
Principal Payment Rate	13.69%	13.69%